Exhibit 5.1

May 29, 2026

Enveric Biosciences, Inc.

245 First Street, Riverview II, 18th Floor

Cambridge, MA 02142

Re:	Registration Statement on Form S-8 Enveric Biosciences, Inc.

Ladies and Gentlemen:

As legal counsel to Enveric Bioscience, Inc., a Delaware corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of 579,225 shares of its common stock, par value $0.01 per share (the “Shares”) that may be issued under Enveric Biosciences, Inc. 2020 Long-Term Incentive Plan, as amended (the “Plan”). This opinion is being delivered to you pursuant to the requirements of Item 601(b)(5) of Regulations S-K, 17 C.F.R. § 229.601(b)(5).

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.	The Amended and Restated Certificate of Incorporation of the Company, as amended;

B.	The Amended and Restated Bylaws of the Company, as amended;

C.	Records of actions of the shareholders of the Company;

D.	Resolutions of the Board of Directors of the Company approving, among other things, an equitable adjustment under the Plan;

E.	The Registration Statement;

F.	The Plan; and

G.	Such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

We have also assumed that, at the time of the issuance of the Shares: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective, (ii) no stop order of the Commission preventing or suspending the use of the prospectus described in the Registration Statement will have been issued, (iii) the prospectus described in the Registration Statement and any required prospectus supplement will have been delivered to the recipient of the Shares as required in accordance with applicable law, (iv) the resolutions of the Board of Directors of the Company and the compensation committee of the Board of Directors of the Company referred to above will not have been modified or rescinded, (v) the Company will receive consideration for the issuance of the Shares required by the Plan and that is at least equal to the par value of the common stock, (vi) all requirements of the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation, as amended to date, and the Amended and Restated By-Laws, as amended to date, will be complied with when the Shares are issued, (vii) sufficient shares of common stock will be authorized for issuance under the Amended and Restated Certificate of Incorporation of the Company, as amended to date, that have not otherwise been issued or reserved for issuance and (viii) neither the issuance nor sale of the Shares will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

Based on the foregoing, we are of the opinion that the Shares will be validly issued, fully paid and nonassessable by the Company when the issuance of such Shares has been duly and validly approved by the board of directors of the Company and such Shares have been delivered in accordance with the Plan.

We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the state of Delaware, including judicial interpretations of such laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

Greenberg Traurig, LLP | Attorneys at Law 2375 East Camelback Road | Suite 800 | Phoenix, Arizona 85016 | T +1 602.445.8000 | F +1 602.445.8100
www.gtlaw.com

Enveric Biosciences, Inc.

May 29, 2026

We hereby expressly consent to any reference to our firm in the Registration Statement, to the use of our name as your counsel in the Registration Statement, and the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP

Greenberg Traurig, LLP | Attorneys at Law
www.gtlaw.com